As filed with the Securities and Exchange Commission on July
     6, 2001
                                         Registration No. 333-63990

                           UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549


                  Post-Effective Amendment No. 1
                                to
                             FORM  S-8
                      REGISTRATION STATEMENT
                               Under
                    THE SECURITIES ACT OF 1933

                            CADIZ INC.
      (Exact name of registrant as specified in its charter)


          Delaware                         77-0313235
     (State or other jurisdiction of      (IRS Employer
     incorporation  or organization)      Identification No.)

                100 Wilshire Boulevard, Suite 1600
                  Santa Monica, California 90401
             (Address of principal executive offices)


                       2000 Stock Award Plan
                      (Full title of the plan)

                         STANLEY E. SPEER
                100 Wilshire Boulevard, Suite 1600
                  Santa Monica, California 90401
              (Name and address of agent for service)

                          (310) 899-4700
   (Telephone number, including area code, of agent for service)


                   Copies of communications to:
                     HOWARD UNTERBERGER, ESQ.
                        TORRIE BYERS, ESQ.
                         Miller & Holguin
               1801 Century Park East, Seventh Floor
                   Los Angeles, California 90067
                           310) 556-1990

 Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement

Description of Amendments


This Post-Effective Amendment No. 1 to Form S-8 is being made to amend Item 3 to include four additional documents incorporated by reference.



Item 3.  Incorporation of Documents by Reference.

     The following additional documents are incorporated by reference in this Registration Statement:


     (a) The Company's current report on Form 8-K filed March 14,
2001.

     (b) The Company's current report on Form 8-K filed January
16, 2001.

     (c) The Company's current report on Form 8-K filed January 8,
2001.

     (d)  The Company's current report on Form 8-K filed January 3,
2001.



                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the S-8 Registration Statement filed June 27, 2001 (Registration No. 333-63990) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on the 6th day of July, 2001.

                                      CADIZ INC.


                                By: /s/   Keith Brackpool
                                -----------------------------
                                     Keith Brackpool
                                       Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the S-8 Registration
Statement filed June 27, 2001 (Registration No. 333-63990) has been signed by the following persons in the capacities and on the dates indicated.

     Signature                Title                         Date
     ---------                -----                    ----


  /s/  Keith  Brackpool  Chairman of the Board,   July 6, 2001
  ---------------------  Chief Executive Officer
     Keith Brackpool     and Director
                         (Principal Executive Officer)

  /s/ Dwight W. Makins				  July 6, 2001
  -----------------------
     Dwight W. Makins      Director


  /s/Murray H. Hutchison   Director		  July 6, 2001
  ----------------------
     Murray H. Hutchison


  /s/ Mitt Parker          Director		  July 6, 2001
  -------------------
     Mitt Parker


  /s/ Stanley E. Speer     Chief Financial Officer  July 6, 2001
  -----------------------  and Secretary
     Stanley E. Speer      (Principal Financial and
			    Accounting Officer)


  /s/ Timothy J. Shaheen   Director 		    July 6, 2001
  ----------------------
     Timothy J. Shaheen


  /s/ Anthony L. Coelho    Director                 July 6, 2001
  -------------------------
     Anthony L. Coelho